Exhibit 21







                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
Phoenix Leasing Associates III, Inc.:

         We have audited the accompanying consolidated balance sheets of Phoenix Leasing Associates III, Inc. (a Nevada corporation) and subsidiary as of September 30, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of Phoenix Leasing Associates III, Inc. and subsidiary as of September 30, 2001 and 2000, in conformity with accounting principles generally accepted in the United States.



                                                             ARTHUR ANDERSEN LLP

San Francisco, California,
November 30, 2001

               PHOENIX LEASING ASSOCIATES III, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                             September 30,
                                                           2001         2000
                                                           ----         ----

Cash ................................................ $       241  $    39,875
Due from Phoenix Leasing American Business Fund, L.P. 160,616 169,359 Investment in Phoenix Leasing American Business
  Fund, L.P. ........................................      93,743       93,497
                                                      -----------  -----------

         Total Assets ............................... $   254,600  $   302,731
                                                      ===========  ===========



                      LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities:

     Accounts payable and accrued expenses .......... $     3,334  $     4,550
                                                      -----------  -----------

         Total Liabilities ..........................       3,334        4,550
                                                      -----------  -----------

Minority Interest in Consolidated Subsidiary ........     153,069      153,069
                                                      -----------  -----------


Shareholder's Equity:

     Common stock, without par value, 100 shares
       authorized and outstanding ...................   1,562,343    1,562,343
     Retained earnings ..............................     657,699      434,321
     Less:
       Note receivable from affiliate ...............  (1,562,243)  (1,562,243)
       Due from Phoenix Leasing Incorporated and
         affiliates .................................    (559,602)    (289,309)
                                                      -----------  -----------

         Total Shareholder's Equity .................      98,197      145,112
                                                      -----------  -----------

         Total Liabilities and Shareholder's Equity . $   254,600  $   302,731
                                                      ===========  ===========

      The accompanying notes are an integral part of these balance sheets.

               PHOENIX LEASING ASSOCIATES III, INC. AND SUBSIDIARY

                    NOTES TO THE CONSOLIDATED BALANCE SHEETS

                               September 30, 2001


Note 1.  Organization:

         Phoenix Leasing Associates III, Inc. (the Company) was formed under the laws of Nevada on November 12, 1992. The Company is a wholly owned subsidiary of Phoenix Leasing Incorporated (PLI), a California corporation, and was originally formed to serve as the general partner of Phoenix Leasing American Business Fund, L.P. (the Program), a California limited partnership.

         On December 14, 1992, the Company organized Phoenix Leasing Associates III, L.P., a California limited partnership (PLAIIILP) to replace the Company as the general partner in the Program. The limited partner of PLAIIILP is Lease Management Associates, Inc., a Nevada corporation controlled by an officer of the Company, who also owns the parent company of PLI. As the general partner of the Program, PLAIIILP earns the acquisition and management fees and receives the profits, losses and distributions which are allocated to the Company (Note 6). The Company is the general partner of PLAIIILP and, as of September 30, 2001 and 2000, has a 62.5% ownership interest. This ownership interest is subject to change in accordance with the PLAIIILP Partnership Agreement. Profits and distributions attributable to acquisition fees paid to PLAIIILP by the Program are allocated in proportion to the partners' ownership interests. All other profits, losses and distributions are allocated to the Company. The financial statements as of September 30, 2001 and 2000 are presented on a consolidated basis as discussed in Note 2.

Note 2.  Principles of Consolidation:

         The consolidated balance sheets as of September 30, 2001 and 2000 include the accounts of the Company and its subsidiary PLAIIILP. All significant intercompany accounts and transactions have been eliminated in consolidation. The minority interest in consolidated subsidiary represents the limited partner's interest in PLAIIILP.

         The Company records its investment in the Program under the equity method of accounting. As general partner, the Company has complete authority in, and responsibility for, the overall management of the Program, which includes responsibility for supervising the Program's acquisition, leasing and remarketing activities, and its sale of equipment.

Note 3.  Use of Estimates:

         The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates.


Note 4.  Note Receivable from Affiliate:

         PLI, the sole shareholder of the Company, as of September 30, 20001 and 2000 has issued a demand promissory note to the Company totaling $1,562,243. The note provides that its principal amount automatically increases to five percent of the aggregate capital contributions to the Program by its limited partners. There are no restrictions or covenants associated with this note which would preclude the Company from receiving the principal or interest amounts under the

               PHOENIX LEASING ASSOCIATES III, INC. AND SUBSIDIARY

                    NOTES TO THE CONSOLIDATED BALANCE SHEETS

                               September 30, 2001


Note 4.  Note Receivable from Affiliate (continued):

terms of the note. The note bears interest at a rate equal to the lesser of ten percent or the prime rate as determined by Citibank, N.A., New York, New York, plus one percent. Interest is payable by PLI on the first business day of each calendar quarter. The principal amount is due and payable upon demand by the Company.

Note 5.  Income Taxes:

         Effective July 1, 1998, the Company and its subsidiaries adopted treatment as a Subchapter "S Corporation pursuant to the Federal Income Tax Regulations for tax reporting purposes. Federal and state income tax regulations provide that taxes on the income or loss of the Company are reportable on the shareholder's individual income tax return.

Note 6.  Compensation and Fees:

         PLAIIILP receives acquisition fees equal to four percent of the purchase price of assets acquired or financed by the Program in connection with the analysis, selection and acquisition or financing of assets, and the continuing analysis of the overall portfolio of the Program's assets, and management fees equal to two percent of the Program's gross revenues in connection with managing the operations of the Program. In addition, PLAIIILP receives an interest in the Program's profits, losses and distributions. Management fees of $7,967 and $16,710 and acquisition fees of $152,649 and $152,649 are included in Due from Phoenix Leasing American Business Fund, L.P. on the balance sheet as of September 30, 2001 and 2000, respectively.

Note 7.  Related Parties:

         The Company has entered into an agreement with PLI, whereby PLI will provide management services to PLAIIILP in connection with the operation and administration of the Program. In consideration for the services and activities to be performed by PLI pursuant to this agreement, the Company pays PLI fees in an amount equal to two percent of the Program's cumulative gross revenues plus the lesser of two and one half percent of the purchase price of equipment acquired by and financing provided to businesses by the Program or 100% of the net cash attributable to the acquisition fee which has been distributed to the Company plus 100% of all other net cash from operations of PLAIIILP. Management fees paid to PLI equal $195,861 and $477,888 for the twelve months ended September 30, 2001 and 2000, respectively.

Note 8.  Commitments and Contingencies:

         On October 28, 1997, a Class Action Complaint (the "Complaint") was filed against Phoenix Leasing Inc., Phoenix Leasing Associates, II and III L.P., Phoenix Securities Inc. and Phoenix American Inc. (the "Companies") in California Superior Court for the County of Sacramento by eleven individuals on behalf of investors in Phoenix Leasing Cash Distribution Funds I through V (the "Partnerships"). The Companies were served with the Complaint on December 9, 1997. The Complaint sought declaratory and other relief including accounting, receivership, imposition of constructive trust and judicial dissolution and winding up of the Partnerships, and damages based on fraud, breach of fiduciary duty and breach of contract by the Companies as general partners of the Partnerships.

               PHOENIX LEASING ASSOCIATES III, INC. AND SUBSIDIARY

                    NOTES TO THE CONSOLIDATED BALANCE SHEETS

                               September 30, 2001


Note 8.  Commitments and Contingencies (continued):

         Plaintiffs severed one cause of action from the Complaint, a claim related to the marketing and sale of Cash Distribution Fund V, and transferred it to Marin County Superior Court (the "Berger Action"). Plaintiffs then dismissed the remaining claims in Sacramento Superior Court and re-filed them in a separate lawsuit making similar allegations (the "Ash Action").

         The Ash complaint includes six causes of action: breach of fiduciary duty, constructive fraud, judicial dissolution of Cash Distribution Fund IV, judicial dissolution of Cash Distribution Fund V, accounting and alter ego. The Companies recently answered the complaint and discovery has commenced. The plaintiffs' depositions have been taken and plaintiffs recently took depositions of the Companies.

         The Berger complaint relates to alleged misrepresentations made in connection with the offering of Cash Distribution Fund V. The Companies have answered the complaint and discovery has commenced. A class has been certified. The plaintiffs' deposition have been taken and plaintiffs recently took depositions of defendants.

         On August 28, 2000, the Ash and Berger actions were consolidated (the "Consolidated Action") pursuant to stipulation by both parties.

         On July 11, 2001, the parties agreed to a memorandum of understanding outlining a settlement of the Consolidated Action. The terms of the settlement are confidential. The Court has granted preliminary approval of the settlement. The settlement will not materially effect the financial position or results of operations of the Partnership.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Partners of
Phoenix Leasing Associates III L.P.:

         We have audited the accompanying balance sheets of Phoenix Leasing Associates III L.P. (a California limited partnership) as of September 30, 2001 and 2000. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of Phoenix Leasing Associates III L.P. as of September 30, 2001 and 2000, in conformity with accounting principles generally accepted in the United States.



                                                             ARTHUR ANDERSEN LLP

San Francisco, California,
November 30, 2001

                       PHOENIX LEASING ASSOCIATES III L.P.

                                 BALANCE SHEETS


                                     ASSETS

                                                               September 30,
                                                              2001       2000
                                                              ----       ----

Cash ..................................................... $     148  $  39,498
Investment in Phoenix Leasing American Business Fund, L.P.    93,743     93,497
Due from Phoenix Leasing American Business Fund, L.P. ....   160,616    169,359
                                                           ---------  ---------

         Total Assets .................................... $ 254,507  $ 302,354
                                                           =========  =========


                       LIABILITIES AND PARTNERS' CAPITAL

Liabilities:

     Accounts payable and accrued expenses ............... $   1,667  $   2,274
     Due to General Partner ..............................   430,767    564,408
                                                           ---------  ---------

         Total Liabilities ...............................   432,434    566,682
                                                           ---------  ---------


Partners' Capital (Deficit):

     General Partner (70 partnership units) ..............  (330,996)  (417,397)
     Limited Partner (42 partnership units) ..............   153,069    153,069
                                                           ---------  ---------

         Total Partners' Capital (Deficit) ...............  (177,927)  (264,328)
                                                           ---------  ---------

         Total Liabilities and Partners' Capital ......... $ 254,507  $ 302,354
                                                           =========  =========

      The accompanying notes are an integral part of these balance sheets.

                       PHOENIX LEASING ASSOCIATES III L.P.

                           NOTES TO THE BALANCE SHEETS

                               September 30, 2001


Note 1.  Organization:

         Phoenix Leasing Associates III L.P., a California limited partnership (the Partnership), was formed under the laws of the State of California on December 14, 1992, to act as the general partner of Phoenix Leasing American Business Fund, L.P. (the Program), a California limited partnership. The general partner of the Partnership is Phoenix Leasing Associates III, Inc. (PLAIII), a Nevada corporation and wholly owned subsidiary of Phoenix Leasing Incorporated, a California corporation. The limited partner of the Partnership is Lease Management Associates, Inc., a Nevada corporation controlled by an officer of PLAIII, who owns the ultimate parent of PLAIII.

         The Partnership records its investment in the Program under the equity method of accounting. As general partner, the Partnership has complete authority in, and responsibility for, the overall management of the Program, which includes responsibility for supervising the Program's acquisition, leasing and remarketing activities, and its sale of equipment.

Note 2.  Income Taxes:

         The Partnership is not subject to federal and state income taxes on its income. Federal and state income tax regulations provide that items of income, gain, loss and deductions, credits and tax preference items of limited partnerships are reportable by the individual partners in their respective income tax returns. Accordingly, no liability for such taxes will be recorded on the Partnership's balance sheets.

Note 3.  Use of Estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Note 4.  Compensation and Fees:

         The Partnership receives acquisition fees equal to four percent of the purchase price of assets acquired or financed by the Program in connection with the analysis, selection and acquisition or financing of assets, and the continuing analysis of the overall portfolio of the Program's assets, and management  fees  equal  to two  percent  of the  Program's  gross  revenues  in connection  with  managing  the  operations  of the Program.  In  addition,  the
Partnership receives an interest in the Program's profits, losses and distributions. Management fees of $7,967 and $16,710 and acquisition fees of $152,649 and $152,649 are included in Due from Phoenix Leasing American Business Fund, L.P. on the balance sheets as of September 30, 2001 and 2000, respectively.

                       PHOENIX LEASING ASSOCIATES III L.P.

                           NOTES TO THE BALANCE SHEETS

                               September 30, 2001


Note 5.  Allocation of Profits, Losses and Distributions:

         Profits and losses attributable to acquisition fees paid to the Partnership by the Program are allocated to the partners in proportion to their ownership interests. All other profits and losses are allocated to PLAIII. Distributions are made in accordance with the terms of the partnership agreement.

Note 6.  Related Parties:

         PLAIII has entered into an agreement with Phoenix Leasing  Incorporated
(PLI), whereby PLI will provide management services to the Partnership in connection with the operations and administration of the Program. In consideration for the services and activities to be performed by PLI pursuant to this agreement, PLAIII pays PLI fees in an amount equal to: two percent of the Program's cumulative gross revenues plus the lesser of two and one half percent of the purchase price of equipment acquired by and financing provided to businesses by the Program or 100% of the net cash attributable to the acquisition fee which has been distributed to PLAIII plus 100% of all other net cash from operations of the Partnership. Management fees paid to PLI equal $195,861 and $477,888 for the twelve months ended September 30, 2001 and 2000, respectively.

Note 7.  Commitments and Contingencies:

         On October 28, 1997, a Class Action Complaint (the "Complaint") was filed against Phoenix Leasing Inc., Phoenix Leasing Associates, II and III L.P., Phoenix Securities Inc. and Phoenix American Inc. (the "Companies") in California Superior Court for the County of Sacramento by eleven individuals on behalf of investors in Phoenix Leasing Cash Distribution Funds I through V (the "Partnerships"). The Companies were served with the Complaint on December 9, 1997. The Complaint sought declaratory and other relief including accounting, receivership, imposition of constructive trust and judicial dissolution and winding up of the Partnerships, and damages based on fraud, breach of fiduciary duty and breach of contract by the Companies as general partners of the Partnerships.

         Plaintiffs severed one cause of action from the Complaint, a claim related to the marketing and sale of Cash Distribution Fund V, and transferred it to Marin County Superior Court (the "Berger Action"). Plaintiffs then dismissed the remaining claims in Sacramento Superior Court and re-filed them in a separate lawsuit making similar allegations (the "Ash Action").

         The Ash complaint includes six causes of action: breach of fiduciary duty, constructive fraud, judicial dissolution of Cash Distribution Fund IV, judicial dissolution of Cash Distribution Fund V, accounting and alter ego. The Companies recently answered the complaint and discovery has commenced. The plaintiffs' depositions have been taken and plaintiffs recently took depositions of the Companies.

         The Berger complaint relates to alleged misrepresentations made in connection with the offering of Cash Distribution Fund V. The Companies have answered the complaint and discovery has commenced. A class has been certified. The plaintiffs' deposition have been taken and plaintiffs recently took depositions of defendants.

                       PHOENIX LEASING ASSOCIATES III L.P.

                           NOTES TO THE BALANCE SHEETS

                               September 30, 2001


Note 7.  Commitments and Contingencies (continued):

         On August 28, 2000, the Ash and Berger actions were consolidated (the "Consolidated Action") pursuant to stipulation by both parties.

         On July 11, 2001, the parties agreed to a memorandum of understanding outlining a settlement of the Consolidated Action. The terms of the settlement are confidential. The Court has granted preliminary approval of the settlement. The settlement will not materially effect the financial position or results of operations of the Partnership.